                                                                     Exhibit 4.2

Matter:               FEI/SEI:                    Issued To: XXXXXXXX
Type of Share: XXX    Certificate No. XX
No. of Shares XXX     Transfer to Cert#______     Date of Record: XXXXXXX
Amount Paid XXX       Number of Shares: XXXX
Par Value XXXX        Transfer Date: XXXX

                       INCORPORATED IN THE CAYMAN ISLANDS

                                 NAME OF COMPANY

This is to certify that XXXXXXXXXXXXXXXXXXXXX
                        of XXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXX
is the registered shareholders of:

No. of Shares      Type of Share      Par Value

   XXXXXX              XXXXXX          XXXXXX

Date of Record   Certificate Number    % Paid

  XXXXXXXXX             XXXX            XXXX

  The above shares are subject to the Memorandom and Articles of Association of the Company and transferable in accordance herewith.

                   Given Under the Common Seal of the Company

                              DIRECTOR                                 SECRETARY
-----------------------------            -----------------------------